EXHIBIT 10.16e


                    ESTERLINE TECHNOLOGIES CORPORATION
              LONG-TERM INCENTIVE COMPENSATION PLAN--CYCLE V
                      FISCAL YEARS 1995 through 1998



PURPOSE OF PLAN

This Plan is for the fiscal years 1995 through 1998 and is intended to provide a program to retain and compensate Esterline officers based on the long-term performance of Esterline Technologies. The Plan is designed to reward successful management employment of Esterline's resources to achieve superior performance, measured by: (1) continuous increase in Esterline earnings, and (2) increase in the long-term return on shareholders' equity.

MEMBERSHIP IN PLAN

Esterline officers shall be eligible for membership in the Plan after appointment and return of a signed acceptance of the appointment letter specifying the member's award level.

The Plan may be modified, amended or terminated at any time; but any such modification, amendment or termination shall not, without a member's written consent, affect his/her incentive compensation accrued prior to such modification, amendment or termination of the Plan. Nothing in this Plan limits Esterline from exercising the right to terminate an employee at any time for any reason.

APPOINTMENTS AND PERFORMANCE TARGETS

Each appointee to the Plan shall be entitled to incentive compensation based on Esterline's combined performance on two equally weighted specific criteria adjusted for relative industry performance of Esterline's "industry peer group" (see Exhibit 1). Additionally, if directed, the above computed awards for officers may be further adjusted, up or down, by the Compensation & Stock Option Committee of the Board of Directors by an amount not to exceed the greater of 25% of the computed award or target award, whichever is greater.

The industry peer group criteria are:

A. Cumulative earnings per share for the four years ending October 31, 1998, excluding any gains or losses from the divestiture of any primary operating subsidiary.

        All earnings per share computations shall be adjusted for stock dividends, splits or reverse splits. The four-year earnings per share target is $5.66 if the average annualized growth rate achieved by Esterline's industry peer group is 9% to 13%. (See Attachment A for other targets for varying levels of industry peer group performance.)

B. Average return on common shareholders' equity for the four years ending October 31, 1998.

        The four-year mathematical average shall be based on each year's audited beginning and ending common shareholders' equity, excluding any amounts for any preferred shares.

        * The minimum return on equity criteria is three percentage points less than the four-year return on shareholders' equity of Esterline's industry peer group.

        * The target return on equity criteria is one percentage point more than the four-year return on shareholders' equity of Esterline's industry peer group.

        * The maximum return on equity criteria is four percentage points more than the four-year return on shareholders' equity of Esterline's industry peer group.

No award will be earned for a target if the performance is less than minimum. No additional award will be earned for any performance above the maximum. Awards will be prorated for other performance levels.

COMPUTATION OF FOUR-YEAR AWARDS

Esterline's performance is calculated relative to each performance target individually. Achievement of each criteria at the target level earns 100% of the individual's total award--50% for each performance target. (See Attachment B for award percentages at the target, less than minimum, minimum and maximum levels for each performance target.) Awards for performance between a target and its minimum or between a target and its maximum will be prorated.

BASIS FOR COMPUTATION OF PARTIAL PAYMENTS

                                                     Cumulative
        Four-Year Relative                         Earned Performance
        Performance Basis                       of Four-Year Award Level

        Estimated based on                             1/3
        FY 1995 & 1996 actuals

        Estimated based on
        FY 1995, 1996 & 1997 actuals                   2/3

PAYMENT OF AWARDS

Payment shall be made at three intervals in the cycle. Partial payment shall be computed based on the latest estimate of the four-year outcome and shall be paid after completion of fiscal 1996 and 1997; these payments shall be made no later than March 1, 1997 and March 1, 1998, respectively. Final payment shall be made after completion of fiscal 1998, and no later than March 1, 1999.

The amount of each payment, if any, shall be the amount earned for the cumulative performance for the cycle-to-date period less any amounts previously paid. Partial payments, once paid, are not refundable to Esterline Technologies.

A Plan member must be an employee on October 31, 1996, 1997 or 1998 to receive payment related to that portion of the Cycle. However, if an employee's participation in the Plan is terminated during any Plan year due to normal retirement, death or disability, a pro rata share of his/her award will be determined after completion of fiscal 1998, and paid no later than March 1, 1999. In the case of death, payments shall be made to his/her estate.



/s/ W. P. Hurlbut
-----------------
W. P. Hurlbut
Chairman, President and
Chief Executive Officer



ATTACHMENT A


                    ESTERLINE TECHNOLOGIES CORPORATION
              LONG-TERM INCENTIVE COMPENSATION PLAN--CYCLE V

                    ADJUSTMENTS FOR VARYING LEVELS OF
                     INDUSTRY PEER GROUP PERFORMANCE


                         EPS PERFORMANCE TARGETS



         Average Annual              EPS       Minimum EPS      Maximum EPS
Compounded EPS Growth Rate       Performance   Performance      Performance
     of Industry Peer Group        Targets       Targets          Targets

        Less than 4%                $4.66         $3.65            $6.37

        4 - 9%                       5.16          4.15             6.87

        9 - 13% (A)                  5.66          4.65             7.37

        More than 13%                6.16          5.15             7.87



(A) Esterline base EPS target.




EXHIBIT 1


                      ESTERLINE TECHNOLOGIES CORPORATION
                LONG-TERM INCENTIVE COMPENSATION PLAN--CYCLE V


                              INDUSTRY PEER GROUP


                                  Value Line
                                Industry Group*


                                Machine Tool

                                Computer and Peripherals

                                Electronics

                                Aerospace/Defense


*As reported by Value Line in their latest report at time of calculation of awards under the cycle.



ATTACHMENT B


                    ESTERLINE TECHNOLOGIES CORPORATION
              LONG-TERM INCENTIVE COMPENSATION PLAN--CYCLE V

            PERCENTAGE OF APPOINTEE'S AWARD EARNED AT VARYING
                      LEVELS OF COMPANY PERFORMANCE



Performance
Relative to            % of Award        % of Award     Total % of Appointee's
Target Level         from ROE Target   from EPS Target       Award Earned

Less than Minimum         0%                0%                   0%

Minimum Level             12.5              12.5                 25

Target Level              50                50                  100

Maximum Level            100               100                  200